Exhibit 10.1

UNITED NATURAL FOODS, INC.
AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AGREEMENT

This Performance Share Agreement (this “Agreement”) effective as of             ,       , between United Natural Foods, Inc. (the “Company”) and                        (the “Participant”), who is an employee of the Company, evidences the award of Performance Shares to the Participant under the United Natural Foods, Inc. Amended and Restated 2004 Equity Incentive Plan (the “Plan”).

In consideration of services rendered and agreed to be rendered, the Company makes this Award of Performance Shares to the Participant named in the first sentence of this Agreement.  This Agreement and the issuance or transfer of shares of the Company’s common stock are conditioned on the following terms:

1.                                      Definitions.

All capitalized terms that are not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

(a)                                  Participant, solely for purposes of this Agreement, means the employee designated above.

(b)                                 Performance Criteria means the performance factors and requirements specified in Section 4 of this Agreement.

(c)                                  Performance Period means the period beginning on              ,       , and ending on              ,       .

(d)                                 Performance Share means the grant of a Share, which shall remain forfeitable at all times until the successful attainment of the Performance Criteria to the satisfaction of the Committee.

(e)                                  Unvested Performance Shares means Performance Shares granted pursuant to Section 2 of this Agreement as to which the Performance Criteria have not been satisfied under Section 4 of this Agreement.

2.                                      Grant of Performance Shares.

The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Plan,                  Performance Shares (subject to adjustment under Section 17 of the Plan)[, provided that, to the extent that the Participant vests in greater than one hundred percent (100%) of the Performance Shares (as provided in Section 4 of this Agreement), additional Performance Shares will be issued to the Participant.  For purposes of clarity and the avoidance of doubt, the actual number of Performance Shares earned shall be equal to                  times the applicable percentage set forth on Exhibit A, which may result in a

higher or lower number of Performance Shares than the                  targeted Performance Shares. The maximum number of Performance Shares that may be earned is subject to the limitation in Section 9(h) of the Plan].

3.                                      Vesting.

(a)                                  To the extent that the Performance Criteria under Section 4 of this Agreement have been satisfied as of the last day of the Performance Period, the Participant shall vest in the number of Performance Shares awarded under this Agreement, as calculated in accordance with Section 4, and his rights to such vested Performance Shares shall become nonforfeitable as of the last day of the Performance Period, subject to Section 6 below.  [Except as provided in Section 3 [(b) or (c)] below, to the extent that such Performance Criteria have not been satisfied as of the last day of the Performance Period, any Performance Shares awarded under this Agreement that do not vest, as calculated in accordance with Section 4, shall be canceled immediately without further obligation on the part of the Company.]  Prior to the lapse of any restrictions regarding the Performance Shares as provided herein, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) the extent to which the Performance Criteria and all other material terms of this Agreement have been met.

(b)                                 [In the event the Participant dies or becomes disabled (within the meaning of Section 22(e) of the Code) before the end of the Performance Period, the Participant shall vest in the Performance Shares awarded under this Agreement and his rights to the Performance Shares shall become nonforfeitable as of the date of death or disability.]

(c)                                  [In the event the Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, and before the Performance Shares have become vested under Section 3(a), the Participant shall vest in the                  Performance Shares granted under Section 2 of this Agreement [(and, for the avoidance of doubt, no additional Performance Shares in which the Participant may be entitled to vest in accordance with the Performance Criteria) and his rights to such vested Performance Shares shall become nonforfeitable as of the date on which his employment is terminated].]

4.                                      Performance Criteria.

[The Performance Criteria are set forth in Exhibit A to this Agreement.]

5.                                      Lapse of Restrictions.

(a)                                  The Company shall issue to the Participant one Share for each Performance Share which has become vested with respect to the Performance Period pursuant to Section 3 of this Agreement.

(b)                                 If the Participant dies after vesting pursuant to Section 3 of this Agreement but before the Company issues any Shares as described in subsection (a), above, such issuance shall be made to the Participant’s Beneficiary according to the same schedule as described above.

6.                                      Termination of Employment.

[Except as provided in Section 3[(b) or (c)] above,] if the Participant’s employment with the Company terminates for any reason prior to the expiration of the Performance Period, all then-Unvested Performance Shares shall be canceled immediately without further obligation on the part of the Company.

7.                                      Withholding.

The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant or his Beneficiary, including but not limited to the Performance Shares, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant to the Participant of the Performance Shares or payment to the Participant or his Beneficiary in accordance with Section 5 of this Agreement, and to require that the Company be paid the amount of any federal, state or local taxes required by law to be withheld.

8.                                      Amendment.

The Committee may in its sole discretion amend, modify or terminate this Agreement, including, but not limited to, an action substituting another Award of the same or a different type or changing the Performance Period, except to the extent such amendment would increase the amount of compensation that would otherwise be due upon attainment of the goal, within the meaning of Treas. Reg. § 1.162-27(e)(2)(iii)(A); provided, however, that except as otherwise provided in the Plan or in this Agreement or to the extent necessary to conform this Agreement to mandatory provisions of applicable federal or state laws, regulations or rulings, including but not limited to the provisions of Section 409A of the Code necessary to avoid tax penalties to the Participant, the Committee shall obtain the Participant’s consent before it amends this Agreement in a manner that materially adversely affects the Participant’s rights or benefits under this Agreement.  Except as otherwise provided in this Section 8 or in the Plan, this Agreement may not be amended or modified except by a written instrument executed by the parties hereto.

9.                                      Determinations by the Committee.

Determinations by the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and this Agreement.

10.                               Provisions of the Plan; Company Policies.

This grant is subject to the provisions of the Plan, which is incorporated into this Agreement by reference and a copy of which is furnished to the Participant with this Agreement (or which previously has been furnished to the Participant).  This Agreement, read together with the Plan, represents the entire understanding and agreement between the Company and the Participant, and shall supersede any prior agreement and understanding between the parties with respect to the matters contained herein. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement, and any payment in Shares for the Performance Shares, shall be subject to any policy of the Company regarding the recoupment or clawback of compensation as in effect at the date of this Agreement.

11.                               Holding Period

[To the extent that any Shares are awarded hereunder, Participant agrees to hold such Shares and not dispose of them by sale or other voluntary disposition for a period of three (3) years from the date of vesting, unless such holding period is waived by the Committee in its sole discretion.  This Agreement shall not apply to any Shares that are withheld to satisfy income tax obligations of Participant hereunder.]

12.                               Notices and Payments.

Any notice required or permitted to be given to the Participant or his Beneficiary under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid.  Any notice or communication required or permitted to be given to the Company under this Agreement shall be in writing and shall be deemed effective only upon receipt by the Secretary of the Company at the Company’s principal office.

13.                               Waiver.

The waiver by the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

14.                               Governing Law.

The validity and construction of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of this Agreement to the substantive law of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer of the Company, and the Participant has accepted and signed this Agreement, all on the day and year first mentioned above.

UNITED NATURAL FOODS, INC.

By:
Name:
Title:

Participant

EXHIBIT A

PERFORMANCE CRITERIA

[To Be Determined.]